Filed Pursuant to Rule 433 of the Securities Act of 1933

Issuer Free Writing Prospectus dated October 31, 2023

Relating to Preliminary Prospectus dated October 19, 2023

Registration No. 333-274696

METROS DEVELOPMENT CO., LTD.

FREE WRITING PROSPECTUS

This free writing prospectus is being filed pursuant to Rule 433 under the Securities Act of 1933 (the “Securities Act”) by Metros Development Co., Ltd. (the “Issuer”) with respect to Registration Statement No. 333-274696 (the “Registration Statement”). The Issuer has filed the Registration Statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that Registration Statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Boustead Securities, LLC at 949.502.4408 or by email at offerings@boustead1828.com or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA.

The most recent registration statement (including the most recent prospectus) can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1984076/000149315223037711/formf-1a.htm#ap_014



Investor Presentation

Metros

Metros Development Co., Ltd.

November 2023

Forward Looking Statement

Metros

This document contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may", "should", "expects", "anticipates", "contemplates", "estimates", "believes", "plans", "projected", "predicts", "potential", or "hopes" or the negative of these or similar terms. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading "Risk Factors" and elsewhere in the registration statement that we have filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. Past performance is not indicative of future results. There is now guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a total risk of loss.

Free Writing Prospectus and Other Matters

Free Writing Prospectus

We have filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates. The registration statement has not yet become effective. Before you invest, you should read the preliminary prospectus in that registration statement (including the risk factors described therein) and other documents that we have filed with the SEC for more complete information about us and this offering.

You may access these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. The preliminary prospectus was filed October 19, 2023 and is available on the SEC website at http://www.sec.gov. Alternatively, Metros Development Co., Ltd. and any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Boustead Securities, LLC at 949.502.4408 or by email at offerings@boustead1828.com or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA.

From CRS/Reg BI Disclaimer:

Boustead Securities, LLC is registered with the Securities and Exchange Commission (SEC) as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA) and the Securities Investor Protection Corporation (SIPC). Brokerage and investment advisory services and fees differ and it is important for you to understand these differences. Free and simple tools are available to research firms and financial professionals at investor.gov/CRS, which also provides educational materials about broker-dealers, investment advisers, and investing. When we provide you with a recommendations we provide you. There are many risks involved with investing. For Boustead Securities customers and clients, please see our Regulation Best Interest Relationship Guide on the Form CRS Reg BI page on our website at https://www.bousted1828.com/form-crs-reg-bi. For FlashFunders' visitors, you may review the Form CRS of Boustead Securities under the Form CRS section. Please also carefully review and verify the accuracy of the information you provide us on account applications, subscription documents and others. © 2021

Risk Factors

Metros

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled "Risk Factors" of the preliminary prospectus filed with the SEC. These risks are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. These risks include, among others:

- It may not be possible for investors to effect service of process within the United States upon most of our directors, corporate auditors and executive officers, or to enforce against us or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.
- Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results. Our functional currency is Japanese yen and reporting currency is US dollar. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies which, among other factors, may be influenced by governmental policies and domestic and international economic and political developments. Any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates. We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take any actions to manage our foreign currency exposure, such as entering into hedging transactions.

Risk Factors

Metros

- As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers. Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of The Nasdaq Capital Market (which we refer to as “Nasdaq”) including certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. Further, consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nomination and corporate governance committee under our board. In addition, we are not required under the Exchange Act to file current reports and financial statements with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we are generally exempt from filing quarterly reports with the SEC. Also, we are not required to provide the same executive compensation disclosures regarding the annual compensation of our five most highly compensated senior executives on an individual basis as are required of U.S. domestic issuers. As a foreign private issuer, we are permitted to disclose executive compensation on an aggregate basis and need not supply a Compensation Discussion & Analysis, as is required for domestic companies. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and accommodations will reduce the frequency and scope of information and protections to which you are entitled as an investor. For a detailed description of our home country corporate governance practices see “Management - Corporate Governance Practices” on page 62 of the preliminary prospectus.
- As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.
- Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business.
- Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.
- There is a risk that we will be a passive foreign investment company (which we refer to as “PFIC”) for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. holder.

Risk Factors

Metros

- If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.
- We may be incorrect in our determination of whether a certain property may be redeveloped, which could cause us to be unable to resell such property without incurring a loss.
- We may not be able to attract and retain a sufficient number of purchase/sales personnel needed to maintain and grow our business.
- The illiquidity of real estate properties could significantly impede our ability to resell properties that we purchase.
- We may not make a profit if we sell a property.
- If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.
- We may be incorrect in our determination of whether a certain property may be redeveloped, which could cause us to be unable to resell such property without incurring a loss.
- We may not be able to attract and retain a sufficient number of purchase/sales personnel needed to maintain and grow our business.
- The illiquidity of real estate properties could significantly impede our ability to resell properties that we purchase.
- We may not make a profit if we sell a property. A property that we purchase may turn out to be subject to litigation or liens that we failed to identify prior to our purchase or become subject to litigation or liens after our purchase, which would cause us to suffer a loss.
- A property that we purchase may turn out to have structural or other issues that we failed to identify prior to our purchase or may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.
- A material amount of our revenues may be concentrated in one or more large purchasers. If we lose or experience a significant reduction in sales to such key purchasers, our revenues may decrease substantially and our results of operations and financial condition may be harm
- We intend to have significant operations in certain geographic areas, which will subject us to an increased risk of loss of revenue or decreases in the market value of properties we purchase or identify in these regions from factors which may affect any of these regions.
- Lots that we purchase may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.
- We rely on our ability and the ability of our purchasing developers to obtain needed financing from financial institutions.
- If properties are not available at competitive prices, our sales and results of operations could be adversely affected.

Risk Factors

Metros

- A property that we purchase may turn out to be subject to litigation or liens that we failed to identify prior to our purchase or become subject to litigation or liens after our purchase, which would cause us to suffer a loss.
- A property that we purchase may turn out to have structural or other issues that we failed to identify prior to our purchase or may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.
- A material amount of our revenues may be concentrated in one or more large purchasers. If we lose or experience a significant reduction in sales to such key purchasers, our revenues may decrease substantially and our results of operations and financial condition may be harmed.
- We intend to have significant operations in certain geographic areas, which will subject us to an increased risk of loss of revenue or decreases in the market value of properties we purchase or identify in these regions from factors which may affect any of these regions.
- Lots that we purchase may become subject to damage due to factors outside of our control, which would cause us to suffer a loss.
- We rely on our ability and the ability of our purchasing developers to obtain needed financing from financial institutions.
- If properties are not available at competitive prices, our sales and results of operations could be adversely affected.
- A downturn in the real estate market or changes in industry trends would negatively impact our business.
- Competition for properties may result in fewer opportunities for us to either purchase properties or increase prices for properties, which may impede our growth and materially and adversely affect us
- The consideration paid for properties that we purchase may exceed fair market value, which may harm our financial condition and operating results.
- The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition.
- Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.
- We may incur significant costs in seeking purchasers for the properties that we purchase.
- We will compete with numerous other persons and entities for properties that we seek to purchases.
- We face risks associated with property purchases.

Risk Factors

Metros

- Environmental contamination on properties that we own or have sold could adversely affect our results of operations.
- We may incur losses due to defects relating to our properties.
- The prospective crowdfunding platform may not operate as we anticipate.
- If the security of our investors' confidential information stored on the prospective crowdfunding platform is breached or otherwise subjected to unauthorized access, their secure information may be stolen.
- Any significant disruption in service on the prospective crowdfunding platform or in its computer or communications systems could reduce their attractiveness and result in a loss of users.
- Inappropriate business behavior of entrepreneurs raising funds via our prospective crowdfunding platform could result in reputational or financial damage to our business.
- Our prospective crowdfunding platform will operate on an online distribution model and will, therefore, be subject to internet cyber risk.
- Increasing competition within the emerging real estate crowd funding industry could have an impact on our business prospects.
- Even if the common shares are listed on Nasdaq, there can be no assurance that we will be able to comply with Nasdaq's continued listing standards.
- The price of our common shares could be subject to rapid and substantial volatility.
- We may incur significant taxation from an investigation by the tax authority in Japan.
- We may face restrictions on foreign investment related to Foreign Exchange and Foreign Trade Act in Japan.

Table of Contents

Metros

Table of Contents

Metros

Company Profile

Metros


Osaka branch
Tokyo head office
Nagoya branch

Locations

2013

Establishment

172

Number of employees

*Consolidated, as of October 2023

Who We Are

Metros

Burgeoning urban redevelopment consulting company

We purchase small parcels to create readily available sites for development

Positioned in Upstream of Industry

Metros

The starting point of development process


Metros
Developers/ Construction companies
Sales/ Rental brokers
Tenants/ Landowners

Our Business Model

Metros


Unutilized property
Land for development
Landowners
Metros Development
Metros
Property Developers
$
$

How We Make Simple Business Profitable

Metros

Propose the most effective use of the property to increase its value



Purchase small adjacent lands collectively



Purchase low-rise buildings in commercial area



Purchase old buildings that lack fire and earthquake resistance

Case Study

Metros

Collection of small parcels reborn to eco-friendly condominium


12-1
12-3
12-2
12-4
12-5
12-6
12-26
12-20
12-8
12-9
12-19
12-10
12-25
12-11
12-12
12-13
12-14
12-18
12-16
12-15
12-24
12-23
12-22
12-21
12-7

Collection of small parcels, 6 owners

Too small to conduct development

Metros

Negotiated with each landowner to create a suitable development site



Condominium with eco-friendly features

Number of floors: 10

Lot area: 660 sqm

Table of Contents

Metros

IPO Summary

Metros

Issuer	Metros Development Co., Ltd.
Exchange & Ticker	Nasdaq Capital Market Reserved Symbol: MTRS
Shares Outstanding Prior to Completion of the IPO	49,000,000 Common Shares
Securities Offered by the Company	1,875,000 Common Shares
Shares Outstanding Immediately After the Offering	50,875,000 Common Shares
Offering Price	$8.00 - $9.00 per share
Use of Proceeds	• Development of real estate crowdfunding platform • Marketing the new real estate crowdfunding platform • Development and marketing of new services; and • Working capital and general corporate purposes
Lead Underwriter	Boustead Securities, LLC
Issuer's U.S. Legal Counsel	Anthony LG, PLLC
Underwriter's U.S. Legal Counsel	Bevilacqua PLLC
Auditor	MaloneBailey, LLP
IR Advisor	ICR, LLC
Lock-Up Agreements	We, all of our directors and officers, and holders of our outstanding securities (including securities convertible into our common shares) have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares without the prior written consent of the representative for twelve (12) months from the consummation of the offering, subject to certain limited exceptions.

Market Cap and Multiples

Metros

Market Cap (Post value)	EV/EBITDA Multiple	PER Multiple
$407M [*1] ~ $458M [*2]	8.1 [*3] ~ 8.9 [*4]	11.2 [*5] ~ 12.6 [*6]

*1 The number of outstanding share after the IPO (49,000,000 + 1,875,000) * Offering Price $8.0 = $407,000,000

*2 The number of outstanding share after the IPO (49,000,000 + 1,875,000) * Offering Price $9.0 = $457,875,000

*3 (Assumed Market Cap $407,000,000 + Debt $101,091,296 + Lease liabilities $1,337,506 – Cash $6,610,424) ÷ FY2022 Adjusted EBITDA $61,968,712 = 8.1

*4 (Assumed Market Cap $457,875,000 + Debt $101,091,296 + Lease liabilities $1,337,506 – Cash $6,610,424) ÷ FY2022 Adjusted EBITDA $61,968,712 = 8.9

*5 Assumed Market Cap $407,000,000 ÷ FY2022 Net Income $36,365,067 = 11.2

*6 Assumed Market Cap $457,875,000 ÷ FY2022 Net Income $36,365,067 = 12.6

Reconciliation of EBITDA

	For the Six Months Ended May 31,		For the year Ended November 30,	
	2023	2022	2022	2021
Net income	$ 27,429,614	$ 22,211,090	$ 36,365,067	$ 14,775,265
Income tax expense	15,786,178	13,772,385	23,117,486	9,015,559
Income before income taxes	**43,215,792**	**35,983,475**	**59,482,553**	**23,790,824**
Adjustments for:				
Depreciation expenses	196,662	112,705	328,943	209,249
Other income	(172,470)	(280,702)	(497,186)	(596,801)
Gain from equity method investments	(1,402,826)	-	-	-
Loss from equity method investments	-	266,911	415,159	2,931,849
Interest expenses	1,377,735	1,067,411	2,232,328	1,374,628
Other expenses	283	20,575	6,915	10,992
Adjusted EBITDA (*1)	**$ 43,215,176**	**$ 37,170,375**	**$ 61,968,712**	**$ 27,720,741**
Revenues	$ 291,655,644	$ 275,442,117	$ 472,858,985	$ 309,378,119
Adjusted EBITDA Margin (*2)	**14.82** %	**13.49** %	**13.11** %	**8.96** %

*1) We define Adjusted EBITDA as income from operations before income tax expense, depreciation expenses, other income, gain or loss from equity method investments and other expenses

*2) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by revenues, net for the same period

EBITDA

Metros

Our EBITDA has been steadily increasing


YoY Growth
123.5%
$62M
$28M
YoY Growth
16.3%
$43M
$37M
FY2021 (4Q)
FY2022 (4Q)
FY2022 (2Q)
FY2023 (2Q)

Revenue

Metros

Our revenue has been steadily increasing



YoY Growth
52.8%
$309M
$473M
YoY Growth
5.9%
$275M
$292M
FY2021 (4Q)
FY2022 (4Q)
FY2022 (2Q)
FY2023 (2Q)

Net Income

Our net income has been steadily increasing



YoY Growth
146.1%
$36M
$15M
YoY Growth
23.5%
$27M
$22M
FY2021 (4Q)
FY2022 (4Q)
FY2022 (2Q)
FY2023 (2Q)

Without Impact of Exchange Rate

Metros

Our revenue and net income have been increasing excluding exchange rate impacts



Revenue
YoY Growth 81.9%
¥33,722M
¥61,325M
YoY Growth 18.4%
¥32,973M
¥39,032M
FY2021 (4Q)
FY2022 (4Q)
FY2022 (2Q)
FY2023 (2Q)
Net Income
YoY Growth 192.8%
¥1,611M
¥4,716M
YoY Growth 38.1%
¥2,659M
¥3,671M
FY2021 (4Q)
FY2022 (4Q)
FY2022 (2Q)
FY2023 (2Q)

Table of Contents

Metros

Our Key Drivers

Metros

Key Drivers of Our EBITDA Expansion

EBITDA

- **Revenue** — Our aim is to achieve steady growth with a **10-15**% increase in revenue each year
- **Gross Profit Margin** — Our aim is to to maintain a gross profit margin of at least **25**%
- **SG&A** — Our aim is to continue to maintain selling, general and administrative expenses (SG&A) to sales ratio around **13**%

Revenue

Metros

Growth in sales contracts is key to our revenue growth



100
90
80
70
60
50
40
30
$500M
$400M
$300M
$200M
$100M
96
65
55
67
$309M
$473M
$275M
$292M
FY2021(4Q)
FY2022(4Q)
FY2022(2Q)
FY2023(2Q)
Revenue
Number of sales contracts

How We Aim to Increase Sales Contract

Metros

Increase number of approaches to landowners



Increase employees
Open branches in new area
Increase approach
Increase number of sales contracts

Importance of Increasing Approach

Increasing approach turns business development cycle to continue to grow



Increase of approaches
Increase of purchase
Increase of sales
Increase of profit
Metros

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Please see full disclosures at the beginning.

Improve Professional Capability

Metros

Capability to build people-to-people connection to increase sales contract


Focus on training
Increase incentive
People-to-people connection
Increase number of sales contracts

People-to-People Connection

Metros

We believe people-to-people connection is crucial to propose the most effective use of property.

Product we handle is expensive

Majority of landowners are elderly who may be less comfortable with technology

Each project is unique and requires tailored approach

Gross Profit Margin

Metros

Our gross profit margin has been stable around 25%



22.3%
26.1%
25.3%
27.8%
77.7%
73.9%
74.7%
72.2%
FY2021 (4Q)
FY2022 (4Q)
FY2022 (2Q)
FY2023 (2Q)
Cost of revenue
Gross profit margin

Prospect of Gross Profit Margin

Gross profit margin is expected to remain stable

How we determine purchase price

Assess how much the property can be sold for to developer



¥
Metros

Determine how much we should pay landowners after subtracting our gross profit margin



¥
Metros

We will continue this approach to maintain gross profit margin stable

SG&A

Metros

SG&A to sales ratio has been around 13% and is expected to remain around 13%



13.4%
13.0%
11.9%
13.1%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
-
1.3%
1.6%
4.6%
5.9%
1.1%
2.0%
3.7%
6.3%
0.8%
1.5%
3.1%
6.4%
1.3%
1.6%
3.2%
7.0%
FY2021(4Q)
FY2022($4Q)
FY2022(2Q)
FY2023(2Q)
Consulting fees
Salaries and welfare expenses
Taxes and dues
Others

Variable costs: taxes and dues related to purchases and sales of real estate

Fixed costs: but, the increase in the number of employees is linked to sales

Variable costs: consulting fees related to real estate purchase

Table of Contents

Metros

Benefit of Our Business Growth

Metros

We believe our business is beneficial for all as we make the first step for safer and more secure cities

Benefits we believe our business can offer



Landowner
Value of their property is increased
Good for the **people**
Good for the **city**
Good for **society**
Society
Becomes safer and more secure by redevelopment
Metros
High profit from increased value of property

Past performance is not indicative of future results. There is no guarantee that any specific objective will be achieved. Investments may be illiquid, highly speculative and there is risk of the total loss of your investment. Please see full disclosures at the beginning.

Table of Contents

Metros

Consolidated Balance Sheets

Metros

	As of May 31,	As of November 30,	
	2023	2022	2021
ASSETS			
Cash and equivalents	$ 33,999,558	$ 6,610,424	$ 18,439,639
Restricted cash	3,005,043	1,579,534	1,943,487
Term deposits	2,998,201	1,534,336	1,365,202
Accounts receivable	383,937	946,342	650,651
Investments	2,048,490	1,686,705	1,510,774
Real estate inventories	190,421,240	196,951,361	127,294,382
Prepaid expenses	8,150,452	15,662,013	7,887,824
Property and quipment, net	9,781,274	10,002,143	5,946,338
Operating lease right-of-use assets	1,251,956	1,349,662	2,365,854
Other assets	7,114,031	7,022,878	7,324,500
TOTAL ASSETS	**259,154,182**	**243,345,398**	**174,728,651**
LIABILITIES AND SHAREHOLDERS' EQUITY			
Liabilities:			
Accounts and other payables	$ 37,852,490	$ 27,145,398	$ 18,318,643
Bank and other borrowings	83,614,531	101,091,296	73,084,945
Income tax payables	14,634,838	17,233,749	3,754,640
Operating lease liabilities	1,236,181	1,337,506	2,388,680
Other liabilities	7,260,483	5,835,529	5,467,233
TOTAL LIABILITIES	**144,598,523**	**152,643,478**	**103,014,141**
Shareholders' Equity:			
Common shares	469,439	469,439	469,439
Retained earnings	136,082,801	110,912,987	76,304,158
Accumulated other comprehensive loss	(21,996,581)	(20,680,506)	(5,059,087)
TOTAL SHAREHOLDERS' EQUITY	**114,555,659**	**90,701,920**	**71,714,510**
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	**$ 259,154,182**	**$ 243,345,398**	**$ 174,728,651**

Consolidated Income Statements

Metros

	For the Six Months Ended May 31, 2023	For the year Ended November 30, 2022	2021
Revenues	$ 291,655,644	$ 472,858,985	$ 309,378,119
Cost of revenues	(210,535,210)	(349,511,552)	(240,387,432)
Gross profit	**81,120,434**	**123,347,433**	**68,990,687**
Operating expenses			
Selling, general and administrative expenses	(38,101,920)	(61,707,664)	(41,479,195)
Total operating expenses	**(38,101,920)**	**(61,707,664)**	**(41,479,195)**
Income from operations	**43,018,514**	**61,639,769**	**27,511,492**
Other income (expenses)			
Other income	172,470	497,186	596,801
Other expenses	(283)	(6,915)	(10,992)
Interest expenses	(1,377,735)	(2,232,328)	(1,374,628)
Gain (loss) from equity method investments	1,402,826	(415,159)	(2,931,849)
Total other expenses	197,278	(2,157,216)	(3,720,668)
Income before income taxes	**43,215,792**	**59,482,553**	**23,790,824**
Income tax expense	(15,786,178)	(23,117,486)	(9,015,559)
Net Income	**$ 27,429,614**	**$ 36,365,067**	**$ 14,775,265**

Real Estate Market in Japan is Huge

Metros

We have a lot of room to develop market share in order to be able to expand our business

Real Estate Market Size in Japan

US$ 421.8B[*2]

Our Revenue
US$ 473M[*1]

Our market share is only 0.11%

*1 FY2022
*2 https://www.mof.go.jp/pri/reference/ssc/results/r3.pdf

Real Estate Market in Japan is Attractive

Metros

Average real estate price in 3 major metropolitan areas has risen steadily for past 20 years



Unit : JPY
Average real estate price in Tokyo, Osaka, and Nagoya, per 1sqm
450,000
400,000
350,000
300,000
250,000
200,000
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023

https://www.mlit.go.jp/totikensangyo/totikensangyo_fr4_000043.html

Interest Rate is Expected to Remain Low

Metros

Due to YCC practice by the government, we expect policy rate will remain low



Unit : %
Long-term interest rate trends in Japan
7.0
6.0
5.0
4.0
3.0
2.0
1.0
-
▲1.0
Long-term interest rates have declined since the bursting of the bubble in the early 1990s and have remained low interest rate for the last 25 years
25 years
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

https://www5.cao.go.jp/j-j/wp/wp-je23/h06_hz010209.html

Impact of Exchange Rate – Trend

Metros

The most recent interim financials are affected by the sharp depreciation of the Japanese Yen against the U.S. dollar



Exchange rate trend
160
150
140
130
120
110
100
90
80
70
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
Most recently, the Japanese Yen has weakened by about 40 yen (27.2% diminishing value) against the U.S. dollar, making Japanese Yen very weak
40 yen

Impact of Exchange Rate – Impact

Metros

Our latest financials were significantly affected by the exchange rate between Japanese Yen and U.S. dollar

($1 = ¥)	May 31, 2023	May 31, 2022	Variance
Spot rate:	139.78	128.53	+ 8.75%
Average Rate:	133.83	119.71	+ 11.80%

(Thousand Yen)	May 31, 2023	May 31, 2022	Variance
Revenue	39,032,275	32,973,176	+ 18.38%
Net Income	3,670,905	2,658,890	+ 38.06%

Significant decrease

(US$)	May 31, 2023	May 31, 2022	Variance
Revenue	291,655,644	275,442,117	+ 5.89%
Net Income	27,429,614	22,211,090	+ 23.50%

We use Japanese Yen as functional currency and U.S. dollar as reporting currency

Revenue and Net Income are growing steadily in Japanese yen basis, but in U.S. dollar basis, our growth appears to be slowing due to the weak Japanese yen and the strong U.S. dollar

Common Obstacles this Business

Metros

Currently, we have two solutions for funding risk and inventory risk

Item	Normal Real Estate Transaction	Contract for Third Party	Indivisible Unit Transaction Agreement
Funding Risk	Large	**Small** If we cannot find buyer, we need money to purchase property	**Small** If we cannot find buyer, we need money to purchase property
Inventory Risk	Large	**Small** If we cannot find buyer, we have to purchase property	**Small** If we cannot find buyer, we have to purchase property

Contract for Third Party

Save land registration cost and reduce burden of securing funds

Ownership is directly transferred

Landowners	Metros Development	Property Developers
	Metros	

¥ ¥

Both payments are made on the same day

Indivisible Unit Transaction Agreement

Metros

Reduce risk of purchasing properties unsuitable for development

Red dotted line is suitable for condominium construction


Landowner A
Agreed to sell land A
Landowner B
Does not agree to sell property
Landowner C
Agreed to sell land C

This contract is not binding unless all parties agree to sell their property.

We are not obligated to purchase land A and C

Management Team

Metros

Director

Yoshihiro Koshiba
CEO & Director
Certified Real Estate Transaction Agent

Hirokazu Tsukahara
CFO & Director
CPA (Japan) & Japanese Certified Tax Accountant

Hiroshi Tamura
Director & Secretary

Corporate Auditor

Hidehiko Goto
Corporate Auditor
CPA (Japan) & Japanese Certified Tax Accountant

Akihiro Hayakawa
Corporate Auditor

Toshikazu Takahashi
Corporate Auditor
Japanese Certified Tax Accountant

Contact Us

Metros

Metros

Burgeoning urban redevelopment consulting company

We purchase small parcels to create readily available sites for development

Investor Relations	Corporate	Underwriter
ICR, LLC	Metros Development Co., Ltd	Boustead Securities, LLC
Managing Director Michael Bowen	Ginza Sanno Building 7F, 4-10-10, Ginza, Chuo-ku, Tokyo, Japan	6 Venture, Suite 395, Irvine, CA 92618
+1 (917) 685-8071	+81 3-6457-9420	+1 (949) 502-4408
Michael.Bowen@icrinc.com	https://metros61.com/en	offerings@boustead1828.com